EXHIBIT 10.20




                              STOCK ACQUISITION AGREEMENT

                                       BETWEEN

                                  ORANGE-CO, INC.

                                         AND

                                CHILDS OIL COMPANY, INC.


                                  TABLE OF CONTENTS


PREAMBLES
1.   Certain Definitions                                    1
     1.1    Affiliate                                       1
     1.2    Agreement                                       1
     1.3    Code                                            2
     1.4    Company                                         2
     1.5    Confidential Information                        2
     1.6    Contracts                                       2
     1.7    Encumbrances                                    3
     1.8    Equipment                                       3
     1.9    ERISA                                           3
     1.10   Inventory                                       3
     1.11   Investigation Period                            3
     1.12   Permitted Encumberances                         3
     1.13   Person                                          4
     1.15   Real Property                                   4
     1.16   Schedules                                       4
     1.17   Seller                                          4
     1.18   Shares                                          4
     1.19   Vehicles                                        4

2.   Effective Date                                         4

3.   Closing                                                5

4.   Sale and Purchase of the Shares                        5

5.   Purchase Price                                         5
     5.1    Amount of Purchase Price                        5
     5.2    Preliminary Purchase Price                      6
     5.3    Payment of Preliminary Purchase Price           6
     5.4    Determination of Final Purchase Price           8
     5.5    Security for the Closing Promissory Note
            or any Replacement Promissory Note              12

6.   Representation and Warranties of the Seller            13
     6.1    Organization and Standing of the Company        13
     6.2    Capitalization of the Company                   13
     6.3    Ownership of the Shares                         14
     6.4    Subsidiaries                                    14
     6.5    Financial Statements                            14
     6.6    Absence of Undisclosed Liabilities              15
     6.7    Absence of Certain Changes                      15
     6.8    Taxes                                           15
     6.9    Certain Assets and Properties of the
            Company                                         16
     6.10   Inventories                                     17
     6.11   Patents, Trademarks, Copyrights, etc.           17
     6.12   Insurance                                       18
     6.13   Contracts                                       18
     6.14   Banks and Powers of Attorney                    19
     6.15   Compensation and Fringe Benefits                19
     6.16   Officers and Directors                          19
     6.17   Indebtness                                      20
     6.18   Litigation                                      20
     6.19   Licenses and Permits                            20
     6.20   Compliance with Laws                            20
     6.21   Environmental Matters                           21
     6.22   Storage Tanks                                   22
     6.23   Labor Relations                                 22
     6.24   Overtime, Back Wages, Vacation and
            Minimum Wages                                   22
     6.25   Discrimination, Occupational Safety
            and Other Statutes and Regulations              23
     6.26   Product Warranties                              23
     6.27   Qualified Retirement Plans                      23
     6.28   Receivables                                     24
     6.29   Organization and Standing of the Seller         25
     6.30   No Violations, Conflicts or Defaults            25
     6.31   Authority                                       25
     6.32   Competition                                     26
     6.33   Misstatement or Omissions                       26

7.   Representations and Warranties by the Purchase         26
     7.1    Organization and Standing of the Purchaser      26
     7.2    No Violations, Conflicts or Defaults            26
     7.3    Authority                                       27
     7.4    Misstatements or Omissions                      27
     7.5    Purchase for Investment                         27

8.   Additional Obligations of the Sales                    28
     8.1    Intercompany Debt                               28
     8.2    Frank Carroll Debt                              29

9.   Due Diligence Investigation                            29

10.  Business in the Ordinary Course                        30

11.  Further Agreements                                     31
     11.1   Exclusivity                                     31
     11.2   Disclosure                                      32
     11.3   Confidentiality                                 32
     11.4   Preservation and Availability of Records        33
     11.5   Closing Date Tax Returns                        34
     11.6   Joint Inspection of Above Groud Storage Tanks   34

12.  Closing Contingencies of the Purchase                  35

13.  Closing Contingencies of the Seller                    37

14.  Clsoing Obiligations                                   39
     14.1   Closing Obligations of the Seller               39
     14.2   Closing Obligations of the Purchase             40

15.  Survival of Representations, Warranties,
     Obligations, Convenants and Agreements                 41

16.  Indemnifications Provisions                            41
     16.1  Indemnifications Agreements by the Seller        41
     16.2  Indemnification Agreement by the Purchaser       42
     16.3  Limitations with Respect to Indemification
           Agreements                                       42
     16.4  Indemnifications Procedures                      48
     16.5  Purchaser's Right of Set-Off                     53

17.  Default                                                53

18.  Escrow Provisions                                      54

19.  Brokerage                                              57

20.  Notices                                                57

21.  Extension of Time and Waivers                          58

22.  Expenses                                               59

23.  Miscellaneous Provisions                               59





                          STOCK ACQUISITION AGREEMENT



     THIS STOCK ACQUISITION AGREEMENT (the "Agreement") is made and entered into by and between ORANGE-CO, INC., a Florida corporation (the "Seller") and CHILDS

OIL COMPANY, INC., a Florida corporation (the "Purchaser").

                                   BACKGROUND

     A.   The Seller is the record owner of all of the issued and outstanding shares of the authorized capital stock of FRANK CARROLL OIL COMPANY, a Florida corporation (the "Company") which is engaged in business as a bulk fuel distributor of gasoline, diesel fuel and lubricating oil and as a retail seller of convenience store merchandise in Lee County, Florida.

     B.   The Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all of the issued and outstanding capital stock of the Company, upon the terms and conditions set forth below.

          In consideration of the mutual representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration,

the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Certain Definitions.  The following capitalized terms not defined elsewhere herein shall have the following meanings:

     2.   Affiliate.  The term "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Person specified.

     3.   Agreement.  The term "Agreement" means this Stock Acquisition

Agreement, including the Schedules attached hereto or delivered to the Purchaser pursuant to this Agreement, as originally executed by the parties and as subsequently amended or modified from time to time in accordance with the provisions of Section 22.3 hereof.

          1.3. Code.  The term "Code" means the Internal Revenue Code of 1986,

as amended, and any predecessor or successor statute thereto.

          1.4. Company.  The term "Company" means Frank Carroll Oil Company, a

Florida corporation.

          1.5. Confidential Information.  The term "Confidential Information"

means any and all documented information with respect to the Company's assets and properties, business, sales, technical data, know-how, plans,

specifications, reports, studies, findings and ideas, and with respect to the

Company's prices, suppliers and customers, and with respect to the Company's business plans, methods, techniques and procedures; provided, however, the term

"Confidential Information" shall not include any of the foregoing information

(i) which, at the time such information is disclosed, or otherwise becomes available, to the Purchaser or any of its Affiliates is otherwise available to the general public, or (ii) which becomes at a later date available to the general public through no fault of the Purchaser or any of its Affiliates but then only after said later date, or (iii) which the Purchaser can demonstrate was in its possession before any disclosure by the Seller or the Company or any of their respective employees, agents, contractors or representatives, or (iv)

which is disclosed to the Purchaser or any of its Affiliates without restriction on disclosure by a third party who has the lawful right to disclose such information.

          1.6.      Contracts.  The term "Contracts" means all contracts,

leases, warranties, commitments, agreements, arrangements, credit guaranties,

and purchase and sales orders, whether oral or written, pursuant to which the

Company enjoys any right or benefit or undertakes any obligation or liability.

          1.7. Encumbrances.  The term "Encumbrances" means any and all liens,

security interests, options, rights of first refusal, easements, mortgages,

charges, debentures, indentures, rights-of-way, restrictions, easements,

security agreements or any other encumbrances or other restrictions or limitations on the use of real or personal property or irregularities in the title thereto.

          1.8. Equipment.  The term "Equipment" means all machinery, equipment,

tools, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories and other items of tangible personal property owned or leased by the Company.

          1.9. ERISA.  The term "ERISA" means the Employee Retirement Income

Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          1.10.     Inventory.  The term "Inventory" means all fuel and oil

products and all convenience store merchandise and supplies owned or held by the

Company.

          1.11.     Investigation Period.  The term "Investigation Period" means the time period beginning on the Effective Date of this Agreement (as defined in

Section 2 of this Agreement) and ending at 5:00 p.m. on Wednesday, September 21,

1994.

          1.12.     Permitted Encumbrances.  The term "Permitted Encumbrances"

means all Encumbrances (i) described in Schedule 1.11. to this Agreement, (ii)

liens for taxes and assessments not yet due and payable, and (iii) with respect to the Real Property, easements, rights-of-way, licenses, permits, covenants,

zoning and comprehensive plan restrictions and other restrictions or limitations on the use thereof or irregularities in the title thereto, in each case which do not, individually or in the aggregate, materially detract from the value of, or impair the use of, such property by the Company.

          1.13.     Person.  The term "Person" means any individual,

partnership, joint venture, corporation, trust, unincorporated organization,

government or department or agency thereof, or other entity.

          1.14.     Purchaser.  The term "Purchaser" means Childs Oil Company,

Inc., a Florida corporation.

          1.15.     Real Property.  The term "Real Property" means all parcels of real estate, and all existing real property improvements located thereon,

owned or leased by the Company.

          1.16.     Schedules.  The term "Schedules" means the Schedules

referred to in this Agreement.  The Schedules are an integral part of this

Agreement and are expressly incorporated by reference herein.

          1.17.     Seller.  The term "Seller" means Orange-co, Inc., a Florida corporation.

          1.18.     Shares.  The term "Shares" means all shares of the

outstanding capital stock of the Company held of record by the Seller,

consisting of 89.712 Shares of the common stock, par value of $100.00, of the

Company, all of which are held by the Seller.

          1.19.     Vehicles.  The term "Vehicles" means all automobiles, motor vehicles, trucks, tractors, trailers, forklifts and other rolling stock owned or leased by the Company.

     2.   Effective Date.  This Agreement shall become effective upon the date of execution by the Seller or upon the date of execution by the Purchaser,

whichever shall be the later (referred to herein as the "Effective Date").

     3.   Closing.  The closing of the sale and purchase of the Shares provided for in this Agreement (referred to herein as the "Closing") shall be held at the offices of Lane, Trohn, Clarke, Bertrand, Vreeland & Jacobsen, P.A., One Lake

Morton Drive, Lakeland, Florida  33801, on September 29, 1994, commencing at

10:00 a.m., Eastern Standard Time, or at such other time and place as the parties hereto may agree in writing (the date on which the Closing actually occurs is referred to herein as the "Closing Date").  Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer and conveyance to the Purchaser of the Shares will be effective as of 11:59

p.m., Eastern Standard Time, on September 30, 1994 (referred to herein as the

"Effective Time").

     4.   Sale and Purchase of the Shares.  At the Closing, subject to the terms and conditions of this Agreement, the Seller shall sell, assign, transfer,

convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the Shares, free and clear of all Encumbrances whatsoever.  The transfer of the Shares shall be accomplished by the Seller delivering to the Purchaser one or more certificates evidencing all of the

Shares, duly endorsed for transfer to the Purchaser or accompanied by stock powers duly executed on behalf of the Seller.  In addition, the Seller shall have paid (or tendered to the Purchaser a sum sufficient to pay) all required documentary stamps and other transfer taxes required with respect to the transfer of the Shares from the Seller to the Purchaser.

     5.   Purchase Price.

          5.1. Amount of Purchase Price.  The total purchase price to be paid by the Purchaser to the Seller for the Shares (referred to herein as the "Final

Purchase Price") shall be $1,000,000.00 increased or decreased, as appropriate,

by the adjustments defined in Section 5.4 hereof (collectively referred to herein as the "Adjustments").

          5.2. Preliminary Purchase Price.  As used herein, the term

"Preliminary Purchase Price" shall mean $1,000,000.00.

          5.3. Payment of Preliminary Purchase Price.  The Purchaser shall pay the Preliminary Purchase Price to the Seller as follows:

               5.3.1.    On the Effective Date, the Purchaser shall deliver, or

cause to be delivered, to the law firm of Lane, Trohn, Clarke, Bertrand,

Vreeland & Jacobsen, P.A., One Lake Morton Drive, Lakeland, Florida  33801 (the

"Escrow Agent") the sum of $25,000.00 as an earnest money deposit against the

Preliminary Purchase Price (referred to herein as the "Deposit") in the form of the Purchaser's check made payable to the Escrow Agent's trust account.  The

Escrow Agent shall forthwith acknowledge receipt of the Deposit by notice to the

Seller, with copy to the Purchaser.  If the Purchaser fails to pay the Deposit to the Escrow Agent within the time specified above, then this Agreement, and all rights and liabilities hereunder automatically shall terminate and be of no further force and effect.  The Deposit, upon receipt by the Escrow Agent, shall remain in the Escrow Agent's trust account at SunBank/Mid-Florida, National

Association, for so long as the Escrow Agent holds the Deposit.  The Seller and the Purchaser mutually acknowledge and confirm that the Deposit shall be held in a non-interest bearing trust account.  The Deposit shall be held and disbursed by the Escrow Agent in accordance with the applicable terms and conditions of this Agreement set forth below.

               5.3.2.    At the Closing, the balance of the Preliminary Purchase

Price, after credit for the Deposit, shall be paid as follows:

                    5.3.2.1.  The sum of $750,000.00 shall be evidenced by the

Purchaser's Promissory Note (referred to herein as the "Closing Promissory

Note"), which Closing Promissory Note shall bear simple interest at the rate of eight percent (8%) per annum, shall provide for a ten (10) year amortization and shall provide for the principal and interest to be paid in eighteen (18)

consecutive, equal quarterly installments, with the first such quarterly installment of principal and interest to be due and payable six (6) months after the date of the Closing Promissory Note and with the entire unpaid principal balance, plus all accrued interest, to be due and payable in full on or before five (5) years after the date of the Closing Promissory Note.  The Closing

Promissory Note shall be substantially in the form of Schedule 5.3 to this

Agreement, and the original of the Closing Promissory Note shall be duly executed by the President of the Purchaser and delivered by the Purchaser to the

Seller at the Closing.

                    5.3.2.2.  The balance of the Purchase Price, being

$225,000.00 shall be paid to the Seller by one or more bank checks issued by a

Florida bank reasonably acceptable to the Seller or by a wire transfer of immediately available funds to a bank account designated by the Seller.  In the event of a wire transfer, the Purchaser shall request a Federal Reserve

Reference Number at the time of the wire transfer for the purpose of assisting the Seller in confirming receipt of such balance of the Preliminary Purchase

Price.

          5.4. Determination of Final Purchase Price.

               5.4.1.    Within forty (40) days following the Closing Date, the

Purchaser shall cause the Company to prepare an unaudited balance sheet of the

Company as of the Effective Time (referred to herein as the "Adjustment Balance

Sheet").  The Adjustment Balance Sheet shall be prepared in the same manner and using the same accounting policies as were used in preparing the Reference

Balance Sheet (as defined in Section 6.5 hereof).  Furthermore, notwithstanding the provisions of Section 8 of this Agreement, the Adjustment Balance Sheet shall reflect as liabilities of the Company (i) the amount of the Intercompany

Debt owed by the Company to the Seller, as such amount exists immediately prior to the cancellation and forgiveness of such Intercompany Debt by the Seller pursuant to the provisions of Section 8.1 hereof and (ii) the amount equal to the unpaid principal balance, and all accrued interest, of the Frank Carroll

Debt (as defined in Section 8.2 hereof), as the same exists immediately prior to the pay-off of the Frank Carroll Debt by the Seller pursuant to the provisions of Section 8.2 hereof.

               5.4.2.    The Seller shall have thirty (30) days from the date of

receipt of the Adjustment Balance Sheet to review the Adjustment Balance Sheet and to agree or disagree as to the amount of the Total Stockholder's Equity reflected thereon (referred to herein as the "Adjustment Total Stockholder's

Equity").  If the Seller disagrees with the Adjustment Total Stockholder's

Equity reflected on the Adjustment Balance Sheet, then the Seller shall, within such thirty (30) day period, deliver a written objection to the Purchaser which shall specify in reasonable detail the basis for the objection, and a computation of the Adjustment Total Stockholder's Equity asserted by the Seller

(referred to herein as the "Objection").  Upon receipt of any Objection, the

Purchaser shall have fifteen (15) days to review the Objection and to negotiate a mutually satisfactory settlement with the Seller (referred to herein as the

"Settlement Period").  If, at the expiration of the Settlement Period, the

Purchaser and the Seller shall not have agreed to the amount of the Adjustment

Total Stockholder's Equity, the Purchaser shall cause the Adjustment Balance

Sheet, the Objection and the computations of the Seller, and all work papers related thereto (collectively referred to herein as the "Determination

Materials") to be submitted to a certified public accounting firm mutually agreed upon by the Purchaser and the Seller (referred to herein as the

"Accounting Firm").  The Accounting Firm shall review the Determination

Materials and shall make a determination as to which of the positions asserted,

either that asserted by the Purchaser in the Adjustment Balance Sheet or that asserted by the Seller in the Objection, is the more correct, and shall notify the Purchaser and the Seller of its determination within forty-five (45) days following the receipt of the Determination Materials, which determination shall be final, conclusive and binding for all purposes on the Company, the Seller and the Purchaser.  The fees and expenses of the Accounting Firm shall be borne by the party whose asserted Adjustment Total Stockholder's Equity does not prevail in the determination of the Accounting Firm.  The Adjustment Total Stockholder's

Equity, as reflected in the Adjustment Balance Sheet, or as mutually agreed upon by the Seller and the Purchaser, or as determined by the Accounting Firm, is referred to herein as the "Final Adjustment Total Stockholder's Equity".  The

Adjustment Balance Sheet, as adjusted to reflect the Final Adjustment Total

Stockholder's Equity, is referred to herein as the "Final Adjustment Balance

Sheet".

     As used herein, the term "First Adjustment Amount" means any difference between the Total Stockholder's Equity, as reflected in the Reference Balance

Sheet, and the Final Adjustment Total Stockholder's Equity.

               5.4.3.    The Purchaser acknowledges and confirms that the amount

of the Intercompany Debt, as reflected in the Reference Balance Sheet, is

$150,000.00 (referred to herein as the "Reference Intercompany Debt Amount").

The amount of the Intercompany Debt, as reflected in the Final Adjustment

Balance Sheet, is referred to herein as the "Final Intercompany Debt Amount").

               5.4.4.    On the last business day prior to the Closing Date, or

on such other date as shall be mutually agreed upon by the Seller and the

Purchaser, an equal number of representatives of the Seller and the Purchaser shall inspect the Company's inventories of gasoline, diesel fuel and lubricating oil and convenience store merchandise for the sole purpose of determining that such inventories consist of items of a quality and quantity useable or saleable in the normal course of the Company's business (referred to herein as the

"Inspection").  The Seller and the Purchaser shall negotiate in good faith as to any items of the inventories which are not of a quality or quantity useable or salable in the normal course of the Company's business (with any such items being referred to herein as the "Unsalable Items").  Each of the Unsalable Items

shall then be valued using the Company's costs for each such item.

     As used herein, the term "Third Adjustment Amount" shall mean the aggregate value of all Unsalable Items, determined in accordance with the foregoing provisions.

               5.4.5.    At such time as the First Adjustment Amount, if any,

the Second Adjustment Amount, if any, and the Third Adjustment Amount, if any,

have been determined, whichever shall last occur, the Final Purchase Price shall be determined by increasing or decreasing the Preliminary Purchase Price of

$1,000,000.00 as follows:

                    5.4.5.1.  If the Final Adjustment Total Stockholder's Equity

shall exceed the Total Stockholder's Equity, as reflected in the Reference

Balance Sheet, then the Preliminary Purchase Price shall be increased by the

First Adjustment Amount; or, if the Total Stockholder's Equity, as reflected in the Reference Balance Sheet, shall exceed the Final Adjustment Total

Stockholder's Equity, then the Preliminary Purchase Price shall be decreased by the First Adjustment Amount.

                    5.4.5.2.  If the Final Intercompany Debt Amount shall exceed the Reference Intercompany Debt Amount, then the Preliminary Purchase Price shall be increased by the Second Adjustment Amount; or, if the Reference

Intercompany Debt Amount shall exceed the Final Intercompany Debt Amount, then the Preliminary Purchase Price shall be decreased by the Second Adjustment

Amount.

                    5.4.5.2.  The Preliminary Purchase Price shall be reduced by the Third Adjustment Amount, if any.

                    5.4.5.3.  The Final Purchase Price shall be equal to the

Preliminary Purchase Price of $1,000,000.00, increased or decreased by the net amount of the foregoing Adjustments.  If the Final Purchase Price equals the

Preliminary Purchase Price, then the Closing Promissory Note shall remain in full force and effect without any change.  If the Final Purchase Price is either more or less than the Preliminary Purchase Price, then the Seller and the

Purchaser mutually agree that a replacement Promissory Note shall be prepared in exactly the same form as the Closing Promissory Note (referred to herein as the

"Replacement Promissory Note"), except that the principal amount of the

Replacement Promissory Note shall be equal to the amount of the Final Purchase

Price less $250,000.00 and except that the amount of the quarterly payments of principal and interest shall be adjusted accordingly.  The Purchaser shall promptly execute and deliver to the Seller any Replacement Promissory Note in exchange for a written confirmation by the Seller that the Replacement

Promissory Note is in substitution of, and replaces, the Closing Promissory

Note.

          5.5  Security for the Closing Promissory Note or any Replacement

Promissory Note.  The prompt payment of the Closing Promissory Note or, if applicable, the Replacement Promissory Note, in accordance with the terms thereof, shall be secured by a pledge of all of the Shares.  At the Closing, the

Seller, the Purchaser and the Escrow Agent named therein shall execute and deliver a Pledge And Escrow Agreement providing for the pledge by the Purchaser to the Seller of all of the Shares, which Pledge And Escrow Agreement shall be substantially in the form of Schedule 5.5 to this Agreement.  In addition, at the Closing, the Seller and the Purchaser shall execute and deliver any and all other documents required under the terms of the Pledge And Escrow Agreement.

     6.   Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser as follows:

          6.1. Organization and Standing of the Company.  The Company is a

corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease.  The Company is not qualified to do business in any other state or other jurisdiction except the

State of Florida.  The nature of the business conducted by the Company and the character or ownership of the properties owned or leased by the Company do not require the Company to be qualified to do business in any other state or other jurisdiction.

          6.2. Capitalization of the Company.  The Company is authorized to issue up to 500 shares of voting common stock having a par value of $100.00 per share, being the only class of stock authorized to be issued by the Company.  A total of 89.712 shares of such stock have been issued and are presently outstanding (referred to herein as the "Shares").  All of the Shares have been duly authorized and validly issued and are fully paid and are non-assessable.

There are no outstanding subscriptions, options, warrants, calls, commitments,

obligations or agreements of any kind whatsoever requiring the issuance of any additional shares of the authorized stock of the Company or any other securities convertible into shares of the authorized stock of the Company or any other equity security of any class or character whatsoever.

     During the entire period that the Seller has owned any shares of the authorized capital stock of the Company, no shares of the authorized capital stock of the Company have been registered under the provisions of any federal or state securities laws and, during such period, the Company has never filed or been required to file any report with any federal or state securities commission, department, division or agency.

          6.3. Ownership of the Shares.  The Seller is the record and beneficial owner of the Shares.

          6.4. Subsidiaries.  The Company has no subsidiaries.

          6.5. Financial Statements.  Attached to this Agreement as Schedule 6.5 are true and complete copies of the following described internally prepared financial statements of the Company:

               6.5.1.    Balance Sheet as of September 30, 1993;

               6.5.2.    Income Statement for the twelve (12) month period

ending September 30, 1993;

               6.5.3.    Balance Sheet as of June 30, 1994; and

               6.5.4.    Income Statement for the nine (9) months period ending

June 30, 1994.

     Except as disclosed in Schedule 6.5 to this Agreement, each of the foregoing financial statements of the Company is true and complete, is in accordance with the books and records of the Company and presents fairly the financial condition and results of operations of the Company as of the date and for the period indicated; however, none of the foregoing financial statements of the Company have been prepared in accordance with generally accepted accounting principles and the Seller makes no representation or warranty whatsoever that any of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles.

     The term "Reference Balance Sheet", as used herein means the internally prepared, unaudited balance sheet of the company as of June 30, 1994.  Also, the term "Reference Balance Sheet Date", as used herein, means June 30, 1994.

          6.6.  Absence of Undisclosed Liabilities.  Except with respect to matters otherwise disclosed in this Agreement or disclosed in Schedule 6.6 to this Agreement or in any other Schedule to this Agreement, and except to the extent reflected or reserved against in the Reference Balance Sheet, the

Company, as of the Reference Balance Sheet Date, did not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          6.7. Absence of Certain Changes.  Since the Reference Balance Sheet

Date, the business and operations of the Company have been conducted only in the ordinary course of business and in substantially the same manner as theretofore conducted.  Except as disclosed in Schedule 6.7 to this Agreement, since the

Reference Balance Sheet Date, there has not been any change in the financial condition or results of operations of the Company, or in the Company's assets and properties or in the Company's business except changes occurring in the ordinary course of business, none of which has been materially adverse and all of which in the aggregate have not been materially adverse.  For purposes of this Agreement, price changes and other changes affecting the industry generally shall not be deemed to be material adverse changes.

          6.8. Taxes.  The Company has filed or will file all tax returns and reports (federal, state and local) required to be filed by the Company on or before the Effective Time, and all taxes of any kind or nature whatsoever shown to be due and payable on such returns or on any assessments received by the

Company and all other taxes (federal, state and local) due and payable by the

Company on or before the Effective Time have been paid or will be paid on or before the Effective Time.  The Company has received no notice of any asserted or threatened tax deficiency or penalty.  Except as and to the extent set forth in Schedule 6.8 to this Agreement, during the period of the ownership of the

Shares by the Seller, no tax return (federal, state or local) of the Company has been audited, nor has the Company received any notice that any tax return

(federal, state or local) of the Company is proposed to be audited, by any federal, state or local taxing authority; furthermore, there are no agreements,

waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company; furthermore, the

Company has not received any notice of any pending or threatened action, suit,

proceeding, investigation or claim against the Company in respect of any tax or

assessment by any federal, state or local taxing authority.    The provisions

made for taxes in the books of the Company are or will be sufficient for the payment of all accrued and unpaid federal, state and local taxes for all periods through the Effective Time except as otherwise provided in Section 11.5 hereof with respect to federal and state income taxes for the 1993-1994 Fiscal Year.

          6.9. Certain Assets and Properties of the Company.

               6.9.1.    Schedule 6.9.1. to this Agreement contains a legal

description of each parcel of Real Property owned in fee simple by the Company.

Except as disclosed in Schedule 6.9.1. to this Agreement, the Company has good and marketable title to the Real Property, free and clear of Encumbrances other than the Permitted Encumbrances.

               6.9.2.     The Company does not rent or lease any Real Property.

               6.9.3.    Schedule 6.9.3. to this Agreement contains a complete

list of all items of Equipment and Vehicles owned by the Company as of the

Balance Sheet Date.  Except as disclosed in Schedule 6.9.3., the Company has good and valid title to all of the Equipment and all of the Vehicles listed in

Schedule 6.9.3. to this Agreement or otherwise reflected in the Company's

Balance Sheet (except as disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Encumbrances except for the

Permitted Encumbrances.

               6.9.4.    Schedule 6.9.4. to this Agreement contains correct and

complete copies of each and every lease or license of personal property,

tangible or intangible, to which the Company is a party as a lessee, licensee or user.  Except as disclosed in Schedule 6.9.4. to this Agreement, each of said leases and licenses are in full force and effect and constitutes a legal, valid and binding obligation of the Company, and, to the knowledge of the Seller,

constitutes a legal, valid and binding obligation of each other party thereto,

enforceable in accordance with its terms.  The Company enjoys peaceful and undisturbed possession of the items of personal property under each of said leases and licenses, and there is not any existing default or event or condition which, with notice or lapse of time, or both, would constitute an event of default under any of such leases in respect of which the Company has not taken or caused to be taken adequate steps to prevent an event of default from occurring.

          6.10.     Inventories.  To the knowledge of the Seller, the

inventories of the Company in the amounts reflected on the Balance Sheet and the inventories thereafter acquired prior to the date hereof consists of items of a quality and quantity usable or saleable in the normal course of the Company's business.

          6.11.     Patents, Trademarks, Copyrights, Etc..  Except as disclosed in Schedule 6.11 to this Agreement, the Company does not own, or have registered in its name, any patents, trademarks or copyrights and, to the knowledge of the

Seller, no patents, trademarks or copyrights are required in the conduct of the

Company's business as presently conducted by it except as identified in Schedule

6.11.  There is no claim pending or, to the knowledge of the Seller, threatened against the Company with respect to any alleged infringement of any United

States patent, copyright, trademark or trade name of any other person or entity whomsoever.

          6.12.     Insurance.  Schedule 6.12. to this Agreement contains a

correct and complete list of all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, and the policy number) maintained by the Company on its properties, assets, business and personnel.  To the knowledge of the Seller, the Company is not in default with respect to any provision contained in any such insurance policy, nor has the Company failed to give any notice or present any claim thereunder in a timely fashion.

          6.13.     Contracts.  Schedule 6.13. to this Agreement contains a list and summary descriptions or copies of all material contracts and agreements to which the Company is a party or by which the Company or any of its assets or properties are in any manner bound or affected to the extent not listed in or included as a part of any other Schedule to this Agreement.  Except as disclosed in Schedule 6.13., or in any other Schedule to this Agreement, the Company is not a party to any oral or written: (i) contract or agreement not made in the ordinary course of business; (ii) contract for the employment of any person which is not terminable (without liability) on not more than thirty (30) days'

notice; (iii) representative, sales agency or advertising agreement; (iv) lease,

mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar agreement with respect to any real or personal property, whether as lessor, lessee or otherwise; (v) contract to provide facilities, equipment, services, merchandise or equipment to any other person,

firm or corporation; (vi) contract for the future purchase of materials,

supplies, services, merchandise or equipment; (vii) profit sharing, bonus,

deferred compensation, stock option, severance pay, pension, retirement or other plan or agreement providing employee benefits; (viii) agreement or arrangement for the sale, exchange or other disposition of any of its assets, properties or rights other than in the ordinary course of business or for the grant of any preferential rights to purchase or acquire any interest in any of its assets,

properties or rights; (ix) guaranty, subordination or other similar or related type of agreement; (x) contract or commitment for capital expenditures in excess of $10,000.00; or (xi) contract, agreement, commitment, license or sublicense relating to patents, trademarks, trade names, copyrights, inventions, processes,

know-how or trade secrets.

          6.14.     Banks and Powers of Attorney.  Schedule 6.14. to this

Agreement contains a complete list of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and the names of all persons, firms or corporations, if any, holding general or special powers of attorney from the

Company and a summary statement of the terms thereof.

          6.15.     Compensation and Fringe Benefits.  Schedule 6.15. to this

Agreement contains a correct and complete list of the names and current annual salaries of each employee of the Company whose annual salary exceeds $10,000.00 and the profit sharing, bonus or other form of compensation (other than salary)

paid or payable to or for the benefit of each such person, and also a description of all fringe benefits provided, directly or indirectly, to employees of the Company other than any Qualified Retirement Plans identified in

Section 6.27. hereof.

          6.16.     Officers and Directors.  Schedule 6.16. to this Agreement

contains a correct and complete list of all current officers and directors of the Company.

          6.17.     Indebtednesses.  Schedule 6.17. to this Agreement contains a complete list of all instruments, agreements or arrangements pursuant to which the Company has borrowed any money, incurred any indebtedness or established any line of credit which represents a liability of the Company.

          6.18.     Litigation.  Except as disclosed in Schedule 6.18. to this

Agreement, there are no suits, actions, claims, investigations by any governmental body, or any administrative or arbitration proceedings pending or,

to the knowledge of the Company, threatened against or affecting the Company or any of its properties, assets or business.  Furthermore, except as disclosed in

Schedule 6.18., there is no outstanding order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal against or affecting the Company or any of its properties, assets or business.

          6.19.     Licenses and Permits.  Schedule 6.19 to this Agreement,

contains a list of all existing material licenses and permits of the Company

(federal, state and local) necessary for the Company to conduct its business as it is presently being conducted, and all such licenses and permits are in full force and effect.  The Company has not received any notice of any violations in respect of such licenses or permits, and no proceeding is pending or, to the knowledge of the Seller, threatened involving any potential revocation of or limitation on any such licenses or permits.

          6.20.     Compliance with Laws.  Except as disclosed in Schedule 6.20 to this Agreement or in Section 6.21. of this Agreement, and to the knowledge of the Seller, the Company is in substantial compliance with all laws, ordinances,

rules and regulations applicable to its business and to its assets and properties.

          6.21.     Environmental Matters.  Except as disclosed in Schedule

6.21. to this Agreement, the Seller has no knowledge of any Hazardous Materials ever having leaked or otherwise escaped or been spilled, discharged or released at, upon or into all or any part of the Real Property; and, with respect to any and all ongoing remediation activities at any of the Real Property, the Company,

to the knowledge of the Seller, is in compliance, in all material respects, with all requirements as to such remediation activities heretofore imposed by any applicable governmental agency.

          As used in this Agreement, the term "Hazardous Materials" shall mean:

hazardous wastes, toxic substances, asbestos, agricultural chemicals, petroleum or any related or similar materials and substances; any substance designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33

U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321), or listed pursuant to

Section 307 of the Clean Water Act (33 U.S.C. Section 1317); any substance designated as a "hazardous air pollutant" pursuant to the federal Clean Air Act;

any substance defined as a "hazardous waste" or a "solid waste" pursuant to the

Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et seq. (42

U.S.C. Section 6903); any substance defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and

Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601); or any

substance defined as a "hazardous substance," "pollutant," "petroleum,"

"contaminant," "waste" or "petroleum product" under Chapters 376 or 403, Florida

Statutes; and any other substance or material that is now regulated under any applicable law, regulation, order or guidance document regarding environmental matters.

          6.22.     Storage Tanks.  Schedule 6.22 to this Agreement contains a list, by location, of all above-ground and underground storage tanks located at or under any of the Real Property to the extent known to the Seller, together with a description of the materials stored therein.  Also, Schedule 6.22. to this Agreement contains a list, by location, of all above-ground and underground storage tanks, and underground lines and pumps related thereto, which are owned by the Company and which have been provided to customers of the Company pursuant to leases between the Company and such customers.

          6.23.     Labor Relations.  The Company is not a party to any

collective bargaining agreement or other contract or commitment to or with any labor union or other similar organization, and, to the knowledge of the Seller,

no representative of any labor union or other similar organization has made any attempt to organize or represent all or any part of the employees of the

Company.  There are no unfair labor practice charges, pending trials of unfair labor practice charges, pending grievance proceedings or adverse decisions of a

Trial Examiner of the National Labor Relations Board against the Company, or any agent, representative or employee of the Company, and, to the knowledge of the

Seller, there are no existing facts which would lead to any such unfair labor practice charge.

          6.24.     Overtime, Back Wages, Vacation and Minimum Wages.  Except as

disclosed in Schedule 6.24 to this Agreement, to the knowledge of the Seller, no present or former employee of the Company has any claim against the Company

(whether under federal, state, foreign or local law) under any employment agreement, or otherwise, on account of or for (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages, salary or commissions for any period other than the current payroll period; (iii) vacation or time off

(or pay in lieu thereof), other than that earned in respect of the current fiscal year of the Company; or (iv) any violation of any law, ordinance, rule or regulation relating to minimum wages or maximum hours of work.

          6.25.     Discrimination, Occupational Safety and Other Statutes and

Regulations.  Except as disclosed in Schedule 6.25. to this Agreement, to the knowledge of the Seller, no persons or parties (including, without limitation,

governmental agencies of any kind) have any claim, or any basis for any claim,

action or proceeding, against the Company arising out of any law, ordinance,

rule or regulation relating to discrimination in employment or employment practices or occupational safety and health standards.

          6.26.     Product Warranties.  Except as  disclosed in Schedule 6.26.

to this Agreement and except for any warranties created by operation of law and except for any warranties contained in contracts with customers identified in or included as a part of any Schedule to this Agreement, the Company has made no warranties of any kind or nature whatsoever with respect to any items or products sold by the Company.

          6.27.     Qualified Retirement Plans.  Except as disclosed in Schedule

6.27. to this Agreement, the Company does not maintain or contribute to, nor has the Company ever in the past maintained or contributed to, any employee pension benefit plan, as defined in Section 3(2) of ERISA.  Without limiting the generality of the immediately preceding sentence, the Company does not now maintain or contribute to, nor has the Company ever in the past maintained or contributed to, any defined benefit pension plan as defined in Section 3(35) of

ERISA, or any multi-employer plan as defined in Section 4001(a)(3) of ERISA.

All plans identified in Schedule 6.27. to this Agreement (collectively the

"Plans") are currently qualified under Section 401(a) of the Code and have been maintained in full compliance with the applicable provisions of ERISA and the

Code.  There have been no prohibited transactions within the meaning of Section

406 of ERISA and Section 4975 of the Code with respect to any of the Plans, and there have been no violations of the fiduciary responsibilities required by Part

4 of Title I of ERISA.  All reporting and disclosure requirements imposed by

ERISA and the Code have been met.  All payments required to be made by the

Company with respect to all Plans have been made on a timely basis or will be reflected as liabilities of the Company in the books of the Company.

     As disclosed in Schedule 6.27. to this Agreement, the Company is a participating employer in the Orange-co of Florida, Inc. 401(k) Profit Sharing

Plan, presently maintained by Orange-co of Florida, Inc., a subsidiary of the

Seller (referred to herein as the "Existing Plan").  A complete list of all of the present or former employees of the Company who are current or former participants in the Existing Plan and who presently have account balances under the Existing Plan is set forth in Schedule 6.27.(A) to this Agreement

(collectively referred to herein as the "Company Participants").  Effective as of the Effective Time, the participation of all of the Company Participants in the Existing Plan will be terminated and, as soon as is administratively practicable after the Effective Time and in accordance with the terms of the

Existing Plan, the account balances of all of the Company Participants will be distributed to or at the direction of the Company Participants.

          6.28.     Receivables.  Except as disclosed in Schedule 6.28 to this

Agreement, all accounts receivable reflected in the Balance Sheet of the Company and all accounts receivable accruing since the date thereof, are, to the knowledge of the Seller, valid and genuine and subject to no legally valid defenses, set-offs or counterclaims; however, the Seller makes no representation or warranty whatsoever as to the collectability of the Company's accounts receivable.

          6.29.     Organization and Standing of the Seller.  The Seller is a

corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power to own the Shares.

          6.30.     No Violations, Conflicts or Defaults.  Except as disclosed in Schedule 6.30. to this Agreement, the execution and delivery of this

Agreement by the Seller does not, and the performance of this Agreement by the

Seller will not, (i) violate, result in a breach of, or constitute a default under, the Articles of Incorporation or Bylaws of either of the Seller or the

Company, or of any indenture, contract, agreement, license or other instrument or obligation to which either the Seller or the Company is now a party or by which the Seller or the Company or any of their respective properties or assets may be bound or affected, or (ii) result in any violation of any order, writ,

injunction, decree or judgment of any court, administrative agency or governmental body to which either the Seller or the Company is a party or is or may be bound, or (iii) result in the creation of any lien, claim or charge against any of the assets and properties of the Company.

          6.31.     Authority.  The Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement, and the execution,

delivery and performance of this Agreement by the Seller have been duly approved by all necessary corporate action on its part.  To the knowledge of the Seller,

no authorization, approval or consent of any third person or entity whomsoever or whatsoever is required as a condition to the valid execution, delivery and performance of this Agreement by the Seller.  When executed and delivered, this

Agreement will constitute the legal, valid and binding obligation of the Seller,

enforceable against the Seller in accordance with the terms hereof.

          6.32.     Competition.  Except as disclosed in Schedule 6.32. to this

Agreement or any other Schedule to this Agreement, and except for minor stock interests (not exceeding five percent (5%) of the equity securities thereof) in publicly traded companies, neither the Seller, nor any officers, directors or shareholders of the Seller, nor any officers or directors of the Company, has any interest, direct or indirect, as a shareholder, partner, officer, director,

employee or otherwise, in any firm, corporation or other entity which is engaged in any activity substantially competitive with the activities of the Company or which is a supplier, distributor, customer, licensor, landlord or creditor of or as to the Company.

          6.33.     Misstatement or Omissions.  No representation, warranty or other statement made by the Seller in this Agreement or in any Schedule to this

Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     7.   Representations and Warranties by the Purchaser.  The Purchaser

represents and warrants to the Seller that:

          7.1. Organization and Standing of the Purchaser.  The Purchaser is a

corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full power and authority to carry on its business as it is now being conducted.

          7.2  No Violations, Conflicts or Defaults.  Except to the extent disclosed in Schedule 7.2. to this Agreement, the execution and delivery of this

Agreement by the Purchaser does not, and the performance of this Agreement by the Purchaser will not (i) violate, result in a breach of, or constitute a default under, the Articles of Incorporation or Bylaws of the Purchaser or of

any indenture, contract, agreement, license or other instrument or obligation to which the Purchaser is now a party or by which the Purchaser or of its properties or assets may be bound or affected, or (ii) result in any violation of any order, writ, injunction, decree or judgment of any court, administrative agency or governmental body of any kind or nature whatsoever to which the

Purchaser is a party or is or may be bound.

          7.3. Authority.  The Purchaser has all necessary corporate power and authority to execute, deliver and perform this Agreement, and the execution,

delivery and performance of this Agreement by the Purchaser have been duly approved by all necessary corporate action on its part.  To the knowledge of the

Purchaser, no authorization, approval or consent of any third person or entity whomsoever or whatsoever is required as a condition to the valid execution,

delivery and performance of this Agreement by the Purchaser.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof.

          7.4. Misstatements or Omissions.  No representation, warranty or other statement by the Purchaser in this Agreement or in any Schedule to this

Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          7.5. Purchase for Investment.  The Purchaser is purchasing the Shares hereunder for its own account, as principal, and for investment purposes only,

and not with a view to, or for resale in connection with, any distribution or underwriting of any of the Company's stock, or any rights to purchase any of the

Company's stock.  The Purchaser is not participating, directly or indirectly, in any distribution or underwriting of any of the Company's stock.  The Purchaser is not investing in the Company's stock as an agent, nominee or representative for the account or benefit of any other person or entity whomsoever or whatsoever, and the Purchaser has not agreed to, or arranged to, sell, assign,

transfer, subdivide, exchange or otherwise dispose of all or any part of the

Company's stock to any other person or entity whomsoever or whatsoever.

     The Purchaser acknowledges that (i) no state or federal agency has passed upon any of the shares of the Company's stock, including, without limitation,

the Shares, and (ii) none of the shares of the Company's stock, including,

without limitation, the Shares, have been, or will be on or prior to the Closing

Date, registered under either the Securities Act of 1933, as amended, or any state securities laws, and no shares of the Company's stock including, without limitation, the Shares, may be offered for sale, sold, assigned, pledged,

hypothecated or otherwise transferred or encumbered unless the transaction is registered under those laws or qualifies for an available exemption from the registration under those laws.  After the Closing, the Purchaser shall not offer for sale, sell, assign, pledge, hypothecate or otherwise transfer or encumber at any time any of the shares of the Company's stock, including, without limitation, the Shares, except upon full compliance with all applicable federal and state securities laws.

     8.   Additional Obligations of the Seller.

          8.1. Intercompany Debt.  The Seller, not later than the close of business on the last day prior to the Closing Date, shall execute and deliver any and all documents and take any and all other actions as shall be reasonably required in order to cancel and forgive, effective not later than the close of business on the last day prior to the Closing Date, the Final Intercompany Debt

Amount (as defined in Section 5.4.3 hereof).  The cancellation and forgiveness of the Final Intercompany Debt by the Seller shall constitute a contribution by the Seller to the capital of the Company.

          8.2. Frank Carroll Debt.  As used herein, the term "Frank Carroll

Debt" means the unpaid principal balance, plus accrued but unpaid interest,

under the terms of that certain 10% Non-Negotiable Promissory Note, dated July

10, 1981, in the original principal amount of $695,000.00, a true copy of which is attached to this Agreement as Schedule 8.2.  Notwithstanding any contrary provision contained in this Agreement, the Seller shall be obligated to pay-off the Frank Carroll Debt in full not later than the close of business on the last day prior to the Closing Date and shall be obligated to obtain satisfaction(s),

in recordable form, of any and all outstanding mortgages and security agreements held as security for the Frank Carroll Debt encumbering any assets and properties of the Company.

     9.   Due Diligence Investigation.  During the Investigation Period, the

Seller shall cause the Company to (i) give to the Purchaser's designated representatives full and complete access, from time to time, during normal business hours, and upon reasonable advance notice, to the Company's business offices, premises, books, records and business information, (ii) permit the

Purchaser's designated representatives to make such examinations of the foregoing, and conduct such other investigations, as they consider appropriate to determine and verify the business or condition (financial or otherwise) of the Company and to consummate the transactions contemplated by this Agreement,

and (iii) furnish to the Purchaser's designated representatives such additional information with respect to the business of the Company as they may reasonably

request from time to time.   If the transactions contemplated by this Agreement

shall not be consummated for any reason, the Purchaser shall promptly return, or cause to be returned, to the Company all Confidential Information (including,

without limitation, originals, copies and summaries thereof) that was furnished to, prepared by, or otherwise obtained by, the Purchaser's representatives pursuant to either this Agreement or the investigation of the Company permitted by this Agreement.

     If the Purchaser's Due Diligence Investigation is not satisfactory to the

Purchaser, in the Purchaser's reasonable judgment, then the Purchaser shall have the right to withdraw from this Agreement by notice to the Seller given prior to the expiration of the Investigation Period and, in such event, the Escrow Agent shall be both authorized and directed to promptly return the Purchaser's Deposit to the Purchaser and, upon doing so, all rights and liabilities under this

Agreement shall terminate and be of no further force and effect except as otherwise provided in Sections 9, 11.2 and 11.3 hereof.  However, if the

Purchaser does not notify the Seller prior to the expiration of the

Investigation Period that the Purchaser's Due Diligence Investigation is not satisfactory to the Purchaser, then the Purchaser's Due Diligence Investigation shall be deemed satisfactory to the Purchaser.

     10.  Business in the Ordinary Course.  Except as otherwise expressly required or permitted by this Agreement and except as otherwise authorized or approved by the Purchaser between the Effective Date of this Agreement and the

Effective Time, the Seller shall cause the Company to conduct its business between the Effective Date of this Agreement and the Effective Time in the ordinary course and shall cause the Company to:  (i) use reasonable efforts to maintain and preserve its business organization intact, to keep available the services of its present employees and to preserve the goodwill of suppliers,

customers and other(s) having business relations with it; (ii) maintain its properties in customary repair, working order and condition, reasonable wear and tear excepted; and (iii) keep in force at no less than their present limits all policies of insurance listed in Schedule 6.12 to this Agreement.

     In the event any portion of the assets and properties of the Company shall be damaged or destroyed by reason of fire or other casualties prior to the

Closing Date, and if such damage and destruction is not fully repaired and restored prior to the Closing Date, then the Purchaser shall have the right, at the Purchaser's sole option, upon notice to the Seller, to either (i) withdraw from this Agreement, or (ii) accept the assets and properties of the Company in an "AS IS" condition and consummate the purchase of the Shares as otherwise provided in this Agreement.  If the Purchaser elects to withdraw from this

Agreement, then the Escrow Agent shall be both authorized and directed to promptly return the Purchaser's Deposit to the Purchaser, and upon doing so, all rights and liabilities of the parties under this Agreement shall terminate and be of no further force and effect except as otherwise provided in Sections 9,

11.2 and 11.3 of this Agreement.  On the other hand, if the Purchaser elects to accept the assets and properties of the Company in an "AS IS" condition and to consummate the purchase of the Shares as otherwise provided in this Agreement,

then all insurance proceeds payable as a result of any such damage or destruction shall remain the property of and belong to the Company.

     11.  Further Agreements.

          11.1.     Exclusivity.  Between the Effective Date and the Closing

Date, the Seller shall not enter into any negotiations or agreements, or cause or permit the Company to enter into any negotiations or agreements, with any person or entity other than the Purchaser with respect to the sale of all or any part of the Company's stock or with respect to the sale of all or any part of the assets and properties of the Company except in the ordinary course of the

Company's business and except as otherwise expressly required or permitted by this Agreement.

          11.2.     Disclosure of Transactions.  Between the Effective Date and

the Closing Date, neither the Purchaser nor the Seller shall make, or permit to be made, any pubic announcement or other disclosure whatsoever concerning this

Agreement or the transactions contemplated by this Agreement (except in confidence to their respective agents, employees, contractors and representatives on a need-to-know basis, and except as such disclosure may be compelled by law) without the prior written consent of all other parties.

Furthermore, from and after the Effective Date, regardless of whether or not the transactions contemplated by this Agreement are ever consummated, all of the parties to this Agreement, and their respective agents, employees, contractors and representatives, shall treat as confidential all information with respect to the Purchase Price and all other material terms and conditions of the transactions contemplated by this Agreement (collectively the "Price and

Terms"), and shall not make, or permit to be made, any public announcement or other disclosure whatsoever of the Price and Terms (except as such disclosure may be compelled by law) without the prior consent of all other parties.

          11.3.     Confidentiality.  The Purchaser and its Affiliates, and

their respective agents, employees, contractors and representatives, shall treat as confidential any and all Confidential Information which heretofore was disclosed or which hereafter is disclosed to, or which heretofore otherwise became available to or which hereafter otherwise becomes available to, the

Purchaser, or any of its Affiliates, or any of their respective agents,

employees, contractors and representatives, and neither the Purchaser, nor any of its Affiliates nor any of their respective agents, employees, contractors or representatives, shall divulge, disclose or communicate, for any reason or in any manner, to any person or entity that is not a party to this Agreement, any of such Confidential Information (except as such disclosure may be compelled by law), nor shall any of them make any use whatsoever of any such Confidential

Information for any purpose whatsoever other than in furtherance of the transactions contemplated by this Agreement.  Furthermore, if the transactions contemplated by this Agreement are not consummated on the Closing Date, then,

during the entire period between the Effective Date of this Agreement and ending on the tenth (10th) anniversary of the Effective Date of this Agreement, the

Purchaser and its Affiliates, and their respective agents, employees,

contractors and representatives, shall treat as confidential any and all

Confidential Information which is disclosed to, or becomes available to, the

Purchaser and its Affiliates, and their respective agents, employees,

contractors and representatives, in connection with the transactions contemplated by this Agreement, and shall not divulge, disclose or communicate,

for any reason or in any manner, any such Confidential Information to any person or entity who is not a party to this Agreement, and shall not make any use whatsoever of any such Confidential Information for any purpose whatsoever.

          11.4.     Preservation and Availability of Records.

               11.4.1.   For a period of seven (7) years from and after the

Closing Date, the Purchaser shall preserve and keep, or cause to be preserved and kept, all books and records, in whatever form, of the Company in existence on the Closing Date and in the possession of the Company on the Closing Date

(collectively the "Books and Records"); and, furthermore, the Purchaser shall not thereafter dispose of, or permit to be disposed of, any of the Books and

Records without first offering to deliver such items to the Seller by written notice to the Seller given at least thirty (30) days prior to any proposed disposal thereof.

               11.4.2.   Subject to the provisions of subsection 12.4.1., from

and after the Closing Date, the Purchaser shall make available to the Seller,

and its authorized representatives, all of the Books and Records during normal business hours and upon reasonable advance notice to the Purchaser, for inspection, copying and making excerpts therefrom, for the purpose of complying with any applicable federal, state or local tax laws, rules and regulations,

including, without limitation, for the purpose of preparing the Seller's consolidated tax return(s) for the short tax period ending on the Closing Date,

or in connection with any claims or legal proceedings by or against the Seller,

or for any other bona fide business purpose (which is not competitive with the business of the Purchaser).

          11.5.     Closing Date Tax Returns.  The Seller and the Purchaser

acknowledge that Federal and Florida income tax returns will be required of the

Company for the fiscal year which began on October 1, 1993 and which will end on

September 30, 1994 (referred to herein as the "1993-1994 Fiscal Year").  The

Seller shall timely prepare said returns in accordance with the applicable provisions of the Code and the Regulations issued thereunder.  The Seller shall bear the costs of any taxes attributable to the operations of the Company with respect to the 1993-1994 Fiscal Year (after application of any applicable net operating loss), together with any interest and penalties thereon.  The

Purchaser and the Company shall be liable for all federal and state income taxes attributable to the operations of the Company from and after the end of the

1993-1994 Fiscal Year.

          11.6.     Joint Inspection of Above Ground Storage Tanks.  Within the

Investigation Period, the Seller and the Purchaser will cooperate fully with each other in arranging and conducting a joint inspection, through designated representatives of the Seller and the Purchaser, of each of the above ground storage tanks identified in Schedule 6.22. to this Agreement (referred to herein as the "Joint Inspection").  The Seller shall bear its expenses in connection with the Joint Inspection and the Purchaser shall bear it expenses in connection with the Joint Inspection.

     The Purchaser acknowledges and confirms that the Seller does not maintain any insurance coverage with respect to any of the above ground storage tanks identified in Schedule 6.22 to this Agreement.

     If, as a result of the Joint Inspection, the Purchaser is not satisfied with the condition of the above ground storage tanks identified in Schedule

6.22, then the Purchaser shall have the right to withdraw from this Agreement by notice to the Seller given prior to the expiration of the Investigation Period and, in such event, the Escrow Agent shall be both authorized and directed to promptly return the Purchaser's Deposit to the Purchaser and, upon doing so, all rights and liabilities of the parties under this Agreement shall be terminated and of no further force and effect except as otherwise provided in Sections 9,

11.2 and 11.3 hereof.  However, if the Purchaser shall not so notify the Seller prior to the expiration of the Investigation Period that the Purchaser is not satisfied with the condition of the above ground storage tanks identified in

Schedule 6.22, then the condition of such above ground storage tanks shall be deemed satisfactory to the Purchaser.

     12.  Closing Contingencies of the Purchaser.  The closing obligations of the Purchaser under this Agreement are subject to the following conditions precedent, in addition to all other conditions precedent contained in this

Agreement, each of which must be satisfied on or before the Closing Date, unless waived by the Purchaser:

          12.1.     All representations and warranties made by the Seller in

this Agreement, or in any Schedule to this Agreement, or in any certificate furnished by the Seller to the Purchaser pursuant to this Agreement, shall be true and complete in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except as affected by transactions expressly required or permitted by this Agreement and except for changes occurring in the ordinary course of the Company's business, the aggregate cumulative effect of which on the financial condition, results of operations, business or prospects of the Company shall not be materially adverse; and the Seller shall have delivered to the Purchaser a certificate of its President or a Vice President,

dated the Closing Date, certifying to the foregoing.

          12.2.     The Seller shall have performed and observed all covenants,

agreements and conditions required by this Agreement to be performed or observed by the Seller on or before the Closing Date; and the Seller shall have delivered to the Purchaser a certificate of its President or a Vice President, dated the

Closing Date, certifying to the foregoing.

          12.3.     The Company is currently a party to a Star Enterprise

Marketing Agreement with Texaco (the "Texaco Agreement").  During the

Investigation Period, the Purchaser shall have satisfied itself that Texaco will continue the Texaco Agreement with the Company, or will enter into a new Star

Enterprise Marketing Agreement with the Company, upon terms and conditions at least as attractive as the current terms and conditions.  During the

Investigation Period, the Purchaser shall use its best efforts to satisfy such closing contingency including, without limitation, promptly furnishing to Texaco any and all financial and other information with respect to the Purchaser as shall be reasonably requested by Texaco.  If, notwithstanding the best efforts of the Purchaser, such closing contingency shall not be satisfied prior to the expiration of the Investigation Period, then the Purchaser shall have the right to withdraw from this Agreement by giving notice to that effect to the Seller prior to the expiration of the Investigation Period and, in such event, the

Escrow Agent shall be both authorized and directed to promptly return the

Purchaser's Deposit to the Purchaser and, upon doing so, all rights and liabilities of the parties under this Agreement shall terminate and be of no further force and effect except as otherwise provided in Sections 9, 11.2 and

11.3 of this Agreement.  However, if the Purchaser shall not so notify the

Seller prior to the expiration of the Investigation Period, then the foregoing closing contingency shall be deemed satisfied.

     13.  Closing Contingencies of the Seller.  The closing obligations of the

Seller under this Agreement are subject to the following conditions precedent,

in addition to all other conditions precedent contained in this Agreement, each of which must be satisfied on or before the Closing Date, unless waived by the

Seller:

          13.1.     All representations and warranties made by the Purchaser in this Agreement, in any Schedule to this Agreement or in any certificate furnished by the Purchaser to the Seller pursuant to this Agreement shall be true and complete in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date; and the Purchaser shall have delivered to the Seller a certificate of its President or a Vice President, dated the Closing Date,

certifying to the foregoing.

          13.2.     The Purchaser shall have performed and observed all

covenants, agreements and conditions required by this Agreement to be performed or observed by the Purchaser on or before the Closing Date; and the Purchaser shall have delivered to the Seller a certificate of its President or a Vice

President, dated the Closing Date, certifying to the foregoing.

          13.3.     Schedule 13.3 to this Agreement contains a list of certain indebtednesses, liabilities and obligations of the Company with respect to which the Seller has personal liability (collectively referred to herein as the

"Guaranteed Liabilities"), and the Seller shall have received such instruments,

in form and substance reasonably satisfactory to counsel for the Seller, as shall be required, in the opinion of counsel for the Seller, to provide to the

Seller a full and complete release with respect to the all of the Guaranteed

Liabilities.  During the Investigation Period, the Purchaser shall use its best effort to arrange for the Seller to be fully and completely released with respect to all of the Guaranteed Liabilities.  The Purchaser shall keep the

Seller fully advised as to its progress in satisfying the closing contingency.

If, notwithstanding the best efforts of the Purchaser, such closing contingency shall not be satisfied  prior to the expiration of the Investigation Period,

then the Seller shall have the right to withdraw from this Agreement by notice to that effect given to the Purchaser prior to the expiration of the

Investigation Period and, in such event, the Escrow Agent shall be both authorized and directed to promptly return the Purchaser's Deposit to the

Purchaser and, upon doing so, all rights and liabilities of the parties under this Agreement shall terminate and be of no further force and effect except as otherwise provided in Sections 9, 11.2 and 11.3 of this Agreement.  The foregoing closing contingency shall not be deemed satisfied unless the Seller shall so notify the Purchaser prior to the expiration of the Investigation

Period.

     14.  Closing Obligations.

          14.1.     Closing Obligations of the Seller.  At the Closing, the

Seller shall be obligated to:

               14.1.1.   Deliver to the Purchaser a certificate of the Company's

Corporate Secretary, dated the Closing Date, certifying that attached is a true and complete copy of the Articles of Incorporation of the Company, and all

amendments thereto, as in full force and effect on the date of the certificate.

               14.1.2.   Deliver to the Purchaser a current Good Standing

Certificate of the Company issued by the Secretary of State of the State of

Florida.

               14.1.3.   Deliver to the Purchaser a certificate of the Company's

Corporate Secretary, dated the Closing Date, certifying that attached is a true and complete copy of the duly adopted Bylaws of the Company, as in full force and effect on the date of the certificate.

               14.1.4.   Deliver to the Purchaser a certificate of Seller's

Corporate Secretary, dated the Closing Date, certifying that attached is a true and correct copy of resolutions of the Board of Directors of the Seller authorizing the execution and delivery of this Agreement by one or more designated officers of the Seller, and authorizing the performance of this

Agreement by the Seller and further certifying that no approval of the shareholder(s) of the Seller is required for the execution, delivery and performance of this Agreement by the Seller.

               14.1.5.   Deliver to the Purchaser the written resignations of

all Officers and Directors of the Company, effective as of the Closing Date,

except as otherwise directed by the Purchaser and agreed to by the particular

Officer and/or Director.

               14.1.16.  Deliver to the Purchaser the minute book(s), stock book(s) and corporate seal(s) of the Company.

               14.1.7.   Deliver to the Purchaser the certificate or

certificates evidencing the Shares as provided in Section 4 of this Agreement.

          14.2.     Closing Obligations of the Purchaser.  At the Closing, the

Purchaser shall be obligated to:

               14.2.1.   Deliver to the Seller a current Good Standing

Certificate of the Purchaser issued by the Secretary of State of the State of

Florida.

               14.2.2.   Deliver to the Seller a certificate of the Purchaser's

Corporate Secretary, dated the Closing Date, certifying that attached is a true and correct copy of resolutions of the Board of Directors of the Purchaser authorizing the execution and delivery of this Agreement by one or more designated officers of the Purchaser, and authorizing the performance of this

Agreement by the Purchaser, and further certifying that no approval of the

Purchaser's shareholders is required with respect to the execution, delivery and performance of this Agreement by the Purchaser.

               14.2.3.   Pay to the Seller the balance of the Preliminary

Purchase Price as provided in Section 5 of this Agreement.

               14.2.4.   Deliver to the Seller the written commitment of the

Purchaser that the Company will honor all of the Company's obligations,

including, without limitation, all severance pay obligations, under the terms of the existing Employment Agreement between the Company and Lloyd Socky.

     15.  Survival of Representations, Warranties, Obligations, Covenants and

Agreements.  Each of the representations, warranties, obligations, covenants and agreements of the Seller and of the Purchaser included or provided for in this

Agreement or in any Schedule to this Agreement or in any certificate delivered pursuant to this Agreement shall survive the execution and delivery of this

Agreement and the consummation of the transactions contemplated by this

Agreement, and the same shall be effective for, but only for, the period of six

(6) months beginning on the Closing Date; provided, however, that such six (6)

months survival period shall not be applicable to any warranty, representation,

obligation, covenant or agreement which, by the express terms thereof, relates to or expressly contemplates a specific date or period of time inconsistent with such six (6) months survival period; and, provided further, that the survival period for the representations and warranties set forth in Section 6.8. hereof shall continue until the expiration of the applicable period of limitations;

and, provided further, that the survival period for the representations and warranties set forth in Section 6.21 hereof shall continue until December 31,

2000; and, provided further, that the representations and warranties relating to the ownership of, and the title to, the Shares or any assets and properties of the Company shall survive in perpetuity.

     16.  Indemnification Provisions.

          16.1.     Indemnification Agreement by the Seller.  The Seller agrees to indemnify and hold harmless the Purchaser and the Company from and against any loss, damage, liability and expense, including, without limitation,

reasonable attorneys' fees and litigation expenses at the negotiation level, the trial level and in connection with all appellate proceedings (collectively referred to below as the "Purchaser's Damages"), resulting to the Purchaser and the Company, or either of them, from any material inaccuracy in, or material breach of, any representation, warranty, obligation, covenant or agreement of the Seller contained in this Agreement, or in any Schedule to this Agreement, or in any certificate delivered to the Purchaser pursuant to this Agreement,

incurred within the applicable survival period determined under the provisions of Section 16 hereof.

          16.2.     Indemnification Agreement by the Purchaser.   The Purchaser

agrees to indemnify and hold harmless the Seller from and against any loss,

damage, liability and expense, including, without limitation, reasonable attorneys' fees and litigation expenses at the negotiation level, the trial level and in connection with all appellate proceedings (collectively referred to below as the "Sellers' Damages"), resulting to the Seller from any material inaccuracy in, or material breach of, any warranty, representation, obligation,

agreement or covenant of the Purchaser contained in this Agreement, or in any

Schedule to this Agreement, or in any certificate delivered to the Seller pursuant to this Agreement, incurred within the applicable survival period determined under the provisions of Section 16 hereof.

          16.3.     Limitations with Respect to Indemnification Agreements.

               16.3.1.   Notwithstanding any provision to the contrary contained

in this Agreement, the Seller's indemnification for tax liability shall be limited, as to Federal or Florida income taxes, to those tax returns reflecting the result of operations of the Company for periods ending on or prior to the

Effective Time, (it being expressly understood and agreed that the Seller shall not have any liability whatsoever with respect to the preparation or filing of any Federal or Florida income tax return reflecting the results of operations of the Company for any period ending after the Effective Time, nor with respect to any taxes, assessments, fees, penalties, interest or other charges ever determined to be attributable to the operations of the Company for any period from and after the Effective Time), and, as to other taxes, including, without limitation, sales taxes, excise taxes, employment taxes and property taxes, to those actually due and payable prior to the Effective Time.  In addition, with respect to the Seller's liability for any additional income taxes, the indemnification by the Seller shall be limited to the amount by which any additional income taxes, together with penalties and interest, imposed upon or assessed against the Company under the Code, or under the laws of the State of

Florida, shall exceed the net tax benefit to the Company, or any successor(s) or assign(s) of the Company, which results from any related and corresponding adjustment involved in any determination of a deficiency for additional income taxes, with an appropriate adjustment for interest or discount (computed at the rate in effect pursuant to Section 6621 of the Code per annum) for any delay in the actual realization of any such deferred tax benefits by the Company, or by any successor(s) or assign(s) of the Company.  For purposes hereof, each such tax benefit shall be deemed to be equal (adjusted as aforesaid) to each such deficiency or such part thereof as may be appropriate where the deficiency or any part thereof resulted (i) from increasing the basis of any depreciable assets of the Company, or any successor(s) or assign(s) of the Company, (ii)

from the shifting of items of income or deductions of the Company, or any successor(s) or assign(s) of the Company, from one year to one or more other years, (iii) from capitalizing items treated as deductions where such capitalized amounts may be depreciated or amortized by the Company, or by any successor(s) or assign(s) of the Company, for income tax purposes, (iv) from any credits to the Company, or any successor(s) or assign(s) of the Company,

relating to any adjustments, or (v) from any other similar adjustments resulting in a similar tax benefit to the Company, or any successor(s) or assign(s) of the

Company.  It is the intent of the immediately preceding sentence to limit the liability of the Seller for any income or similar taxes to the "net" cost to the

Company, or any successor(s) or assign(s) of the Company, as a result of any determination of a  deficiency for additional income or similar taxes attributable to any period ending on or prior to the Effective Time.

               16.3.2    Notwithstanding any contrary provision contained in

this Section 16 or otherwise in this Agreement, the Seller shall have no indemnification liability to either the Purchaser or the Company pursuant to the provisions of Section 16.1. hereof unless and until the aggregate amount of the

Purchaser's Damages (as defined in Section 16.1. hereof) exceeds the sum of

$20,000.00; that is, until such time as the Purchaser and the Company, or either of them, has incurred Purchaser's Damages by reason of any material inaccuracy in, or material breach of, any representation, warranty, obligation, covenant or agreement of the Seller contained in this Agreement, or in any Schedule to this

Agreement, or in any certificate delivered to the Purchaser pursuant to this

Agreement, within the applicable survival period determined under the provisions of Section 16 hereof in an aggregate amount in excess of $20,000.00, the Seller shall have no indemnification obligation to either the Purchaser or the Company of any kind or nature whatsoever.  Notwithstanding the foregoing provisions of this Section 16.3.2, the indemnification cushion of $20,000.00 shall not be applicable with respect to any of the following:

                    16.3.2.1  The Seller's indemnification liability for either any First Remediation Costs or any Second Remediation Costs (as such terms are defined in Section 16.3.3 below);

                    16.3.2.2  The Seller's indemnification liability for taxes as defined in Section 16.3.1 hereof; or

                    16.3.2.3. Any Adjustment to the Preliminary Purchase Price

pursuant to the provisions of Section 5.4 hereof.

          16.3.3.   As used herein, the term "Hazardous Materials Laws" shall

mean all local, state and federal laws, ordinances, rules, regulations and orders relating to environmental protection or the use, analysis, generation,

manufacture, storage, disposal or transportation of any Hazardous Materials (as defined in Section 6.21 hereof).  Also, as used herein, the term "Remediation

Costs" shall mean any and all costs actually incurred in connection with the investigation and assessment of site conditions, and any and all costs of any required or necessary repair, clean-up, detoxification, decontamination or other remediation to any real property required to place any such real property in compliance with applicable regulatory maximum contamination levels, standards or criteria, and the preparation and implementation of any assessment, closure,

remediation or other required plans in connection therewith, and the payment of any fines or penalties relating thereto, all pursuant to applicable Hazardous

Materials Laws. Also, as used herein, the term "First Remediation Costs" shall mean, and shall be limited to, Remediation Costs actually incurred by the

Company or the Purchaser after the Closing Date with respect to the real properties identified in Schedule 16.3.3 to this Agreement, and any real properties adjacent thereto, as a direct result of any releases of Hazardous

Materials into the air, soil, groundwater or surface water of any of the real properties identified in Schedule 16.3.3 to this Agreement which occurred on or prior to the Closing Date.  Also, as used herein, the term "Second Remediation

Costs" shall mean, and shall be limited to, Remediation Costs, excluding any

First Remediation Costs (as defined above), actually incurred by the Company or the Purchaser after the Closing Date as a direct result of any releases of

Hazardous Materials into the air, soil, groundwater or surface water of any real properties other than the real properties identified in Schedule 16.3.3 to this

Agreement which occurred on or prior to the Closing Date and which were caused by any act or omission of the Company or of the Seller.

     Notwithstanding any contrary provision contained in this Section 16 or otherwise in this Agreement, the amount of the Purchaser's Damages which the

Seller shall ever have any indemnification obligation under this Section 16 with respect to any First Remediation Costs (as defined above) shall be fifty percent

(50%) thereof and with respect to any Second Remediation Costs (as defined above) shall be one hundred percent (100%) thereof; provided, however, all of the remaining provisions of this Section 16 shall be applicable with respect to the Seller's indemnification liability for either any First Remediation Costs or

for any Second Remediation Costs.    Furthermore, the Seller's indemnification

obligation under this Section 16 with respect to any First Remediation Costs or any Second Remediation Costs shall be subject to the Company continuing to maintain in full force and effect the Commerce and Industry Company, Florida

Storage Tank third party liability insurance policy currently in force (the

"Current Policy") or to procure and maintain replacement insurance substantially equivalent to the Current Policy or with such higher limits as may be required by law, and shall be subject to the Purchaser and the Company taking any and all actions as shall be reasonably required from and after the Effective Time to keep all of the underground storage tanks, and underground lines and pumps related thereto, listed in Schedule 6.22 to this Agreement eligible for reimbursement pursuant to the Florida Early Detection Incentive Program, the

Florida Abandoned Tank Program, the Florida Petroleum Liability and Restoration

Insurance Program, to the extent applicable, and any similar state or federal program now or hereafter in existence.

     Notwithstanding any contrary provision contained in this Section 16 or otherwise in this Agreement, the amount of the Seller's Damages which the

Purchaser shall ever have any indemnification obligation under this Section 16 with respect to any First Remediation Costs (as defined above) shall be fifty percent (50%) thereof and with respect to any Second Remediation Costs (as defined above) shall be zero percent (0%) thereof; provided, however, the

Purchaser acknowledges and confirms to the Seller that the Purchaser's indemnification obligation under this Section 16 shall extend to one hundred percent (100%) of any and all Remediation Costs incurred as a result of any releases of Hazardous Materials into the air, soil, groundwater or surface water of any of the real properties identified in Schedule 16.3.3 to this Agreement which occur after the Effective Time and any and all Remediation Costs incurred as a result of any releases of Hazardous Materials into the air, soil,

groundwater or surface water of any real properties other than the real properties identified in Schedule 16.3.3 to this Agreement which occur after the

Effective Time and which are caused by any act or omission of the Company or of the Purchaser.

               16.3.4.   Notwithstanding any contrary provision contained in

this Section 16 or otherwise in this Agreement, the amount of the Purchaser's

Damages which the Seller shall ever have any indemnification obligation under this Section 16 shall be reduced by any of the following described amounts recoverable by the Purchaser, the Company or either of them:

                    16.3.4.1. Any proceeds, either directly or indirectly,

pursuant to any insurance policy; and

                    16.3.4.2. Any reimbursements, either directly or indirectly,

pursuant to the Florida Early Detection Incentive Program, the Florida Abandoned

Tank Program, the Florida Petroleum Liability and Restoration Insurance Program

or any similar state or federal program now or hereafter in existence.

               16.3.5.   Notwithstanding any contrary provision contained in

this Section 16 or otherwise in this Agreement, no party's indemnification obligations under this Section 16, whether based on contract, warranty, tort

(including negligence), strict liability or otherwise, shall ever extend to or include special, incidental, consequential or punitive damages of any kind whatsoever, except to the extent that the party entitled to indemnification is obligated to pay any of such damages to a third party under any claim for which such indemnification is sought.

          16.4.     Indemnification Procedures.  Any party claiming

indemnification under this Section 16 is referred to below as an "Indemnified

Party" and any party against whom such claims are asserted under this Section 16 is referred to below as an "Indemnifying Party."  All claims of indemnification by an Indemnified Party under this Section 16 shall be asserted and resolved as follows:

               16.4.1.   If any claim or demand for which an Indemnifying Party

would be liable for damages to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party

(the "Third Party Claim"), said Indemnified Party shall, promptly after the

Third Party Claim is so asserted or sought  against the Indemnified Party,

notify the Indemnifying Party of such Third Party Claim, enclosing copies of all papers served, if any, and specifying the nature of and specific basis of such

Third Party Claim and the estimated amount thereof (the "Claim Notice").

Notwithstanding the foregoing, the Indemnifying Party, nevertheless, shall be obligated to indemnify the Indemnified Party with respect to any such Third

Party Claim except to the extent that a failure to notify the Indemnifying Party in accordance with the provisions of this Agreement in reasonably sufficient time actually prejudices the Indemnifying Party's ability to defend against the

Third Party Claim.  The Indemnifying Party shall have twenty (20) days from the delivery of the Claim Notice (the "Notice Period") in which to notify the

Indemnified Party whether the Indemnifying Party disputes the liability of the

Indemnifying Party to the Indemnified Party hereunder with respect to such Third

Party Claim and whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such

Third Party Claim.

                    16.4.1.1. If the Indemnifying Party notifies the Indemnified

Party within the Notice Period that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings,

which proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or settlement at the discretion of the Indemnifying Party.  The

Indemnifying Party shall have full control of such defense and proceedings,

including any compromise or settlement thereof; provided, however, that the

Indemnified Party is hereby authorized, at the sole cost and expense of the

Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim), to file during the Notice Period any motion,

answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action which conclusively causes  final adjudication which is adverse to the

Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim); provided, further, however,

that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the

Indemnifying Party and its counsel in contesting any Third Party Claim which the

Indemnifying Party elects to contest, or, if appropriate and related to the

Third Party Claim in question, in making any counterclaim against the person or entity asserting the Third Party Claim, or any cross-complaint against any person or entity.  The Indemnified Party may participate in, but not control,

any defense or settlement of any Third Party Claim controlled by the

Indemnifying Party pursuant to this Section 16 and, except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation.

  If the Indemnifying Party fails to notify the Indemnified Party within the

Notice Period that the Indemnifying Party does not dispute its liability to the

Indemnified Party and that the Indemnifying Party desires to defend the

Indemnified Party pursuant to this Section, or if the Indemnifying Party fails to diligently and promptly prosecute the Third Party Claim or to settle it, or if the Indemnifying Party fails to give any notice whatsoever within the Notice

Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all

appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settlement.  The

Indemnified Party shall have full control of such defense and proceedings,

including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified

Party and its counsel in contesting any Third Party Claim which the Indemnified

Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person or entity asserting the

Third Party Claim, or any cross-complaint against any person or entity.

Notwithstanding the foregoing provisions of this Section 16, if the Indemnifying

Party has timely notified the Indemnified Party that the Indemnifying Party disputes its liability to the Indemnified Party and if such dispute is resolved in favor of the Indemnifying Party by a final, nonappealable order of a court of competent jurisdiction, then the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense or of the

Indemnifying Party's participation therein at the Indemnified Party's request,

and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation.  The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified

Party pursuant to this Section 16, and the Indemnifying Party shall bear its own cost and expenses with respect to such participation.

               16.4.2.   In the event any Indemnified Party shall have a claim

against any Indemnifying Party hereunder which does not involve a Third Party

Claim being asserted against or sought to be collected from the Indemnified

Party, the Indemnified Party shall notify the Indemnifying Party of such claim by the Indemnified Party, specifying the nature of and specific basis for such claim and the amount of the estimated amount of such claim (the "Indemnity

Notice").  If the Indemnifying Party does not notify the Indemnified Party within twenty (20) days from the delivery of the Indemnify Notice that the

Indemnifying Party disputes such claim, the amount or estimated amount of such claim specified by the Indemnified Party shall be conclusively deemed a liability of the Indemnifying Party hereunder.  However, if the Indemnifying

Party has timely disputed such claim, as provided above, then such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying

Party or by mediation as provided in Section 23.11 hereof or by litigation in any appropriate court of competent jurisdiction.

          16.5.     Purchaser's Right of Set-Off.  If, pursuant to the foregoing provisions of this Section 16, a final determination shall be made that the

Seller has an indemnification obligation to either the Purchaser, the Company or both in a liquidated amount (determined by mutual agreement, mediation or litigation), and if the Seller shall fail or refuse to pay such liquidated amount to the Purchaser, the Company or both within a period of ten (10) days after written demand by the Purchaser, then the Purchaser shall have the right to set-off such liquidated amount against the payment or payments next coming due under the terms of the Closing Promissory Note or, if applicable, the

Replacement Promissory Note.

     17.  Default. If any of the conditions precedent to the Purchaser's obligations to consummate the transactions provided for in this Agreement shall not be satisfied or fulfilled, or waived by the Purchaser, on or before the

Closing Date, or if the Seller otherwise shall fail or refuse to consummate the transactions provided for in this Agreement except by reason of any condition precedent to the Seller's obligations to consummate the transactions provided for in this Agreement not having been satisfied or fulfilled, or waived by the

Seller, then the Purchaser, at the option of the Purchaser, may seek specific performance of this Agreement or, alternatively, the Purchaser, by notice to the

Seller and the Escrow Agent shall be entitled to an immediate refund of the

Purchaser's Deposit and, in addition, shall be entitled to sue for any damages suffered by the Purchaser.

     Alternatively, if all of the conditions precedent to the Purchaser's obligations to consummate the transactions provided for in this Agreement either have been satisfied or fulfilled, or waived by the Purchaser, on or before the

Closing Date, but the Purchaser nevertheless fails or refuses to consummate the transactions provided for in this Agreement on the Closing Date, or if all conditions precedent to the obligations of the Seller to consummate the transactions provided for in this Agreement either have not been satisfied or fulfilled, or waived by the Seller, on or before the Closing Date, then the

Seller, at the option of the Seller, may seek specific performance of this

Agreement or, alternatively, the Seller, by notice to the Purchaser and the

Escrow Agent, shall be entitled to receive the Purchaser's Deposit as agreed liquidated damages, consideration for the execution of this Agreement and in full settlement of any claims which the Seller may have against the Purchaser.

     18.  Escrow Provisions.  Notwithstanding any contrary provision contained in this Agreement, if either the Seller or the Purchaser, pursuant to any of the applicable provisions of this Agreement, shall make a claim for the payment of the principal amount of the Purchaser's Deposit, the claimant shall given written notice thereof to the Escrow Agent.  The Escrow Agent shall give written notice of any claim to the other party within a period of ten (10) days after receipt of such claim.  If the Escrow Agent does not receive a written objection to such claim from the other party within a period of ten (10) days after giving such notice, then the Escrow Agent shall have the absolute right to pay the principal amount of the Purchaser's Deposit as requested by the claimant, and,

upon doing so, the Escrow Agent shall stand discharged and released from any further liability whatsoever under the terms of this Agreement.

     However, if the Escrow Agent does receive a written objection to such claim from the other party within such ten-day period, then the Escrow Agent, in its sole and absolute discretion, shall have complete authority to continue to hold the principal amount of the Purchaser's Deposit until receipt of one of the following:

          18.1.     A written agreement, duly executed by all of the parties to this Agreement and in a form satisfactory to the Escrow Agent, directing the distribution of the principal amount of the Purchaser's Deposit and relieving the Escrow Agent of all further liability with respect to the principal amount of the Purchaser's Deposit upon compliance with such written agreement; or

          18.2.     A certified copy of a final judgment of a court of competent jurisdiction specifying the party entitled to the principal amount of the

Purchaser's Deposit and evidence satisfactory to the Escrow Agent that any applicable appeals period has expired or that all possible appeals have been exhausted.

As an alternative, the Escrow Agent, it its sole and absolute discretion, shall have the complete authority to interplead the principal amount of the

Purchaser's Deposit with the Clerk of the Circuit Court of Polk County, Florida,

and, upon notifying all parties to this Agreement of such action, all liability of the Escrow Agent under the terms of this Agreement shall terminate and be of no further force and effect, except to the extent of accounting for the principal amount of the Purchaser's Deposit.

As a condition to the Escrow Agent agreeing to serve as escrow agent under the terms of this Agreement, the Seller and the Purchaser severally acknowledge and agree that in the event of any dispute or litigation among the parties, or any of them, wherein the Escrow Agent is made a party by virtue of acting as the escrow agent, the Escrow Agent shall be entitled to recover all costs and expenses incurred in connection therewith, including reasonable attorneys' fees at the trial level and in connection with all appellate proceedings, with all such costs, expenses and fees to be charged and assessed as court costs,

expenses and fees to be charged and assessed as court costs against the losing party, as opposed to the prevailing party, as determined by the court having jurisdiction thereof.  Additionally, if any person, whether or not a party to this Agreement, shall institute any suit against the Escrow Agent, or shall join the Escrow Agent in any suit, and the Escrow Agent then interpleads, or has previously interpled, the principal amount of the Purchaser's Deposit with the court having jurisdiction of such suit, then said person or party suing the

Escrow Agent shall forthwith dismiss the Escrow Agent from such lawsuit, with prejudice, and for all purposes of this Agreement, shall be deemed to be the

"losing party" with respect to the Escrow Agent, whereupon the Escrow Agent shall be immediately entitled to a determination and judgment of costs, expenses and reasonable attorneys' fees (including a reasonable amount for time expended by the Escrow Agent in such litigation) prior to a final adjudication between the parties to such lawsuit.  For any and all purposes under the terms of this

Agreement, the "Escrow Agent" shall include, without limitation, any and all attorneys employed by the Escrow Agent.

As a further condition to the agreement of the Escrow Agent to serve as escrow agent under the terms of this Agreement, the Seller and the Purchaser severally acknowledge and agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery of all or any part of the Purchaser's Deposit unless such misdelivery shall have resulted from a willful breach of the terms of this Agreement or shall have resulted from the gross negligence of the Escrow

Agent.

Each of the parties to this Agreement further acknowledges that the Escrow Agent is the attorney for the Purchaser and that the Escrow Agent, in acting in its capacity as the escrow agent under the terms of this Agreement, could, at some time, have a conflict of interest.  Therefore, each of the parties to this

Agreement hereby waives any claim or complaint whatsoever because of said fact,

or any implication therefrom.

     19.  Brokerage.  The Seller represents and warrants to the Purchaser that the Seller has had no contact with any broker or other person or entity who might have a basis for claiming any brokerage commission, finder's fee or like payment with respect to the transactions provided for in this Agreement.

     The Purchaser represents and warrants to the Seller that the Purchaser has had no contact with any broker or other person or entity who might have a basis for claiming any brokerage commission, finder's fee or like payment with respect to the transactions provided for in this Agreement.

     20.  Notices. Each notice, request, demand, consent, approval or other communication required or permitted under this Agreement (collectively a

"notice") shall be valid only if it is (a) in writing (or sent by telex,

telegram or telecopy and promptly confirmed in writing) and (b) addressed by the sender to the other party at its address and in the manner set forth below:

     (a)  If to the Seller:   ORANGE-CO., INC.

                              Post Office Box 2158
                              Bartow, Florida 33831-2158
                              Attention:  Gene Mooney, its President

                              With copy to: LANE, TROHN, CLARKE, BERTRAND, VREELAND & JACOBSEN, P.A.
                              Post Office Box 3
                              Lakeland, Florida  33802-0003

     (b)  If to the Purchaser:     CHILDS OIL COMPANY, INC.
                                   Post Office Box 1417
                                   Arcadia, Florida  33821
                                   Attention:  Martha R. Childs, its President

                                   With copy to:  DUNLAP, MORAN & LOPEZ, P.A.
                                   Southrust Bank Plaza
                                   Suite 903
                                   Second Street
                                   Sarasota, Florida  34236

     Unless otherwise provided herein, each notice shall be effective only upon its receipt, whether delivered personally or by courier service or forwarded by first class, postage prepaid, certified or registered, United States mail with return receipt requested.

     Any party wishing to change the person or address to which notices are to be given may do so by complying with the notice provisions of this paragraph.

     21.  Extension of Time and Waiver.

          21.1.     Time is of the essence with respect to this Agreement.

However, the parties hereto may, by mutual agreement in writing, extend the time for the performance of any of the obligations of the parties hereto.

Furthermore, if the last day for taking any action required or permitted under this Agreement shall fall on a Saturday, Sunday or United States Post Office holiday, then the time for taking any such action shall be extended to the next day which is not a Saturday, Sunday or United States Post Office holiday.

          21.2.     Each party for whose benefit a representation, warranty,

obligation, covenant, agreement or condition is intended may, in writing:  (i)

waive any inaccuracies in the warranties and representations contained in this

Agreement; and (ii) waive compliance with any of the covenants, agreements or conditions contained herein or made pursuant hereto and so waive performance of any of the obligations of the other parties hereto, and any default hereunder;

provided, however, that any such waiver shall not affect or impair the waiving party's rights in respect to any other representation, warranty, obligation,

covenant, agreement or condition, or any default with respect thereto.

     22.  Expenses.  Except as otherwise agreed in writing by the Purchaser, the

Company shall not bear any fees or expenses arising out of the transactions provided for in this Agreement.  All professional fees and expenses incurred by the Seller shall be the sole responsibility of the Seller and all professional fees and expenses incurred by the Purchaser shall be the sole responsibility of the Purchaser.  The Purchaser shall be responsible for the costs of the documentary stamps required to be affixed to the Closing Promissory Note and any additional documentary stamps required by reason of any Replacement Promissory

Note.

     23.  Miscellaneous Provisions.

          23.1.     Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which,

together, shall constitute one and the same instrument.

          23.2.     This Agreement shall be governed by and construed in

accordance with the laws of the State of Florida.

          23.3.     This Agreement constitutes the entire agreement and

understanding between the parties hereto with respect to the transactions contemplated hereby, expressly superseding all prior agreements and understandings, whether oral or written, and no change, modification or attempted waiver of any of the provisions of this Agreement shall be binding unless reduced to writing and signed by or on behalf of each party to this

Agreement.

          23.4.     Each party to this Agreement severally acknowledges and

confirms that such party has been involved in the preparation of this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be utilized in the interpretation or construction of this Agreement.

          23.5.     To the extent any matter is disclosed in any Schedule to

this Agreement, such matter shall be deemed disclosed for all purposes of this

Agreement.

          23.6.     Subject to the terms and conditions provided in this

Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, such action or actions, and to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all other things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions provided for in this Agreement and to satisfy all conditions required hereunder to be satisfied.

          23.7.     The representations, warranties, obligations, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Section 16 hereof, each Indemnified Party, and its respective successors and assigns, and no such representations, warranties,

obligations, covenants and agreements shall be construed as conferring any rights on any other persons or entities whomsoever or whatsoever.

          23.8.     The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

          23.9.     If any covenant or condition of this Agreement is determined to be invalid, illegal or incapable of being enforced, all other covenants and conditions of this Agreement shall, nevertheless, remain in full force and effect, and no covenant or condition shall be dependent upon any other covenant or condition unless so express herein.

          23.10.    This Agreement shall not be assignable by either party to

this Agreement without the prior written consent of the other party.

          23.11.    Any controversy or claim arising out of,  or relating to

this Agreement, or any breach thereof, prior or subsequent to Closing, shall be submitted to non-binding arbitration or mediation in DeSoto County, Florida, at the request of either party.  The parties shall mutually agree to a mediator who shall either be a retired judge or a member in good standing of the Florida Bar.

If the parties cannot mutually agree to one mediator, then each party shall appoint a mediator and the two appointed mediators shall select the mediator who

shall hear the dispute.   The parties shall present the relevant portions of the

dispute to the mediator who shall make a recommendation concerning the settlement of the dispute.  However, the mediator's recommendation shall not be binding upon the parties and either party shall be entitled to all of its rights and remedies, including the litigation of the dispute in a court of competent jurisdiction.  The mediator's fee shall be borne equally by the Seller and the

Purchaser.  Except for the mediator's fee, all fees and expenses incurred by the

Seller in connection with any mediation shall be the sole responsibility of the

Seller and all fees and expenses incurred by the Purchaser in connection with any mediation shall be the sole responsibility of the Purchaser.

          23.12.    In the event any litigation is instituted for the purpose of interpreting or enforcing any of the provisions of this Agreement, the prevailing party, as determined by the court having jurisdiction thereof, shall be entitled to recover from the non-prevailing party, in addition to all other relief, all costs and expenses incurred in connection with such litigation including, without limitation, reasonable attorneys' fees at the trial level and in connection with all appellate proceedings.

          23.13.    Subject to the provisions of Section 23.10 above, the

provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, the Seller has caused this Agreement to be executed by its undersigned officer duly authorized this 9th day of September, 1994.

Signed in the presence of two witnesses:     ORANGE-CO., INC.

H. Margaret Dashinger                        By:Gene Mooney
- - ---------------------                        -------------
H. Margaret Dashinger                        Gene Mooney
                                             its President
Dale A. Bruwelheide
- - -------------------
Dale A. Bruwelheide
(Two witnesses as to the Seller)


IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its undersigned officer duly authorized this 9th day of September,

1994.

Signed in the presence of two witnesses:     CHILDS OIL COMPANY, INC.

H. Margaret Dasinger                         By: Martha R. Childs
- - --------------------                         --------------------
H. Margaret Dasinger                         Martha R. Childs
                                             its President
Dale A. Bruwelheide
- - -------------------
Dale A. Bruwelheide
(Two witnesses as to the Purchaser)


                            AGREEMENT BY ESCROW AGENT

The undersigned, being the Escrow Agent named in the foregoing Stock Acquisition

Agreement, hereby agrees to hold and disburse the Purchaser's Deposit specified in the foregoing Stock Acquisition Agreement, after receipt of the same, in accordance with the applicable provisions of the foregoing Agreement.

EXECUTED this 9th day of September, 1994.

Signed in the presence of two witnesses:     LANE, TROHN, CLARKE, BERTRAND,
                                             VREELAND & JACOBSEN, P.A.

H. Margaret Dasinger                         By: Robert J. Bertrand
- - --------------------                         ----------------------
H. Margaret Dasinger                         Robert J. Bertrand
                                             its Vice President
Dale A. Bruwelheide
- - -------------------
Dale A. Bruwelheide
(Two witnesses as to the Escrow Agent)